FOR IMMEDIATE RELEASE	AMDL Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@radient-pharma.com (Tel :) 206.310.5323

NYSE AMEX GRANTS RADIENT PHARMACEUTICALS EXTENSION TO
REGAIN COMPLIANCE WITH CONTINUED LISTING STANDARDS;
NOTIFICATION OF LATE FILING OF FORM 10-K

(TUSTIN, CA) March 26, 2010 /PRNewswire – US-based pharmaceutical company Radient Pharmaceuticals Corporation (NYSE - AMEX: RPC - News) announced today that on March 24, 2010 it received notice from the New York Stock Exchange Amex indicating it has accepted the Company's business plan of compliance, which was timely submitted on January 25, 2010, and granted RPC an extension until June 23, 2010 to regain compliance with the Exchange's continued listing standards.

As previously reported on January 26, 2010, Radient Pharmaceuticals received notification from the staff of its current listing exchange indicating the Company was considered to be non-compliant with certain listing requirements of the NYSE Amex.  Based on the Company’s quarterly report on Form 10Q for the period ending September 30, 2009, the Exchange staff indicated that RPC had sustained losses too substantial in relation to its overall operations or existing financial resources; or the Company’s financial condition has become so impaired it appears questionable as to whether RPC will be able to continue operations and/or meet our obligations as they mature. This notification had no immediate effect on the listing of RPC shares on the exchange.  Rather, the Company was afforded the opportunity to submit a compliance plan in response to such notification.

RPCs’ accepted compliance plan outlines various high-priority initiatives the Company will undertake to become complaint with NYSE Amex listing standards.  This includes, but is not limited to, securing additional capital through equity financing and an equity line of credit; securing shareholder approval for various debt for equity transactions to eliminate the majority of RPC's near- and long-term debt; monetizing RPC's ownership in its China-based subsidiary Jade Pharmaceuticals Inc.; advancing the international commercialization of the Company's Onko-Sure™ cancer test kits, Onko-Care cancer test services; and instituting a new investor relations program to promote investor buying in RPC.

The Company will be subject to periodic review by the exchange staff during the extension period covered by the plan. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the applicable extension periods could result in the company's shares being delisted from the exchange. If the Company's common stock was ultimately delisted from the exchange, it would be expected to trade on the OTC Bulletin Board, a regulated quotation service that provides quotes, sale prices and volume information in over-the-counter equity securities.

RPC also announced today it filed a Notification of Late Filing under Rule 12b—25 with the U.S. Securities and Exchange Commission (the "Commission") for the filing of its annual report on Form 10-K for the year ended December 31, 2009 which is due March 31, 2010.  The Company expects to file the Form 10-K by April 15, 2010, which is the prescribed extended deadline pursuant to Rule 12b-25. The Company has been working diligently to complete all required information for its annual report on Form 10-K.

For additional information on Radient Pharmaceuticals, ADI and its portfolio of products visit the Company’s corporate website at www.Radient-Pharma.com. For Investor Relations information contact Kristine Szarkowitz at kszarkowitz@Radient-Pharma.com or 1.206.310.5323.

About Radient Pharmaceuticals:

Headquartered in Tustin, California, Radient Pharmaceuticals Corporation is an integrated pharmaceutical company devoted to the research, development, manufacturing, and marketing of diagnostic, and premium skin care products.

Forward Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law.  These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices.  With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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